Exhibit 99.1
DIMON Incorporated Tel: 434 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 USA

Statement Under Oath of Principal Executive Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Brian J. Harker, Principal Executive Officer, state and attest that:

(1)	To the best of my knowledge, based upon a review of the covered reports of DIMON Incorporated, and, except as corrected or supplemented in a subsequent covered report:
·

no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

·

no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)	I, Brian J. Harker, have reviewed the contents of this statement with DIMON Incorporated's audit committee.

(3)	In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":
·	the Form 10-K filed August 29, 2002 of DIMON Incorporated
·	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of DIMON Incorporated filed with the Commission subsequent to the filing of the Form 10-K identified above; and
·	any amendments to any of the foregoing.

/s/ Brian J. Harker
_____________________________________________
Brian J. Harker
President and Chief Executive Officer
August 29, 2002

Subscribed and sworn to
before me this 29 day of August, 2002.

/s/ Paula Turner
_____________________________________________
Paula Turner

My Commission Expires: April 30, 2005

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